SERVICE PLAN

of

THE PBHG FUNDS

(A Delaware Business Trust)

Advisor Class Shares

WHEREAS, The PBHG Funds, a Delaware business trust (the "Company"), is an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

WHEREAS, the Company has issued several series of shares of beneficial interest, each of which represents a different portfolio (each a "Fund") as listed on Schedule A hereto, which Schedule may be modified from time to time as provided herein;

WHEREAS, each Fund has issued or may issue a class of shares called Advisor Class; and

WHEREAS, the Trustees of the Company have determined that there is a reasonable likelihood that this Service Plan, applicable to a Fund's Advisor Class, will benefit that Fund's Advisor Class and the owner of shares of beneficial interest ("Shareholders") in that Fund's Advisor Class.

NOW, THEREFORE, the Trustees of the Company hereby adopt this Service Plan pursuant to Rule 12b-1 under the 1940 Act.

Section 1. The Company has adopted this service plan (the "Plan") to enable each Fund's Advisor Class of Shares to bear the Service Fees (hereinafter defined) provided herein and is adopting the Plan pursuant to Rule 12b-1 in the event such fees would be interpreted to be prohibited by the Investment Company Act of 1940 unless paid pursuant to a Rule 12b-1 Plan.

Section 2. Each Fund listed on Schedule A hereto will pay to PBHG Fund Distributors or the then current distributor of the Company's Advisor Class Shares a service fee at the aggregate annual rate set forth on Schedule A of a Fund's average daily net assets attributable to Advisor Class Shares ("Service Fee"). The Service Fee is being paid to PBHG Fund Distributors or the then current distributor of the Company's Advisor Class Shares for providing or arranging with and paying others to provide personal service to shareholders of Advisor Class Shares and/or the maintenance of such shareholders' accounts, within the meaning of NASD Rule 2830(b)(9). Arranging with and paying others to provide personal services to shareholders of the Advisor Class shares and/or the maintenance of Shareholder accounts shall expressly include, but not be limited to, (i) insurance companies or their affiliates who provide similar services to variable and group annuity or variable life insurance contract holders ("Contract Holders") or their participants; (ii) sponsors of and/or administrators to contribution plans; and (iii) sponsors of and/or administrators to various wrap and asset allocation programs.

Section 3. Schedule A hereto may be amended from time to time to add Funds of the Company having Advisor Class Shares. This Plan shall not take effect with respect to a Fund until it has been approved by (a) a vote of at least a majority of the outstanding Advisor Class Shares of the applicable Fund; and (b) by votes of the majority of both (i) the Trustees of the Company and (ii) the Qualified Trustees, cast in person at a Board of Trustees' meeting called for the purpose of voting on this Plan.

Section 4. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Section 3(b) herein for the approval of this Plan.

Section 5. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Trustees of the Company, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 6. This Plan may be terminated as to a Fund at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding Advisor Class Shares of such Fund.

Section 7. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of a majority of the outstanding Advisor Class Shares of the affected Fund, on not more than 60 days' written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

Section 8. This Plan may not be amended to increase materially the amount to be spent for distribution without the approval of a majority of the outstanding Advisor Class Shares of the affected Fund and all material amendments to this Plan shall be approved in the manner provided in Section 3(b) herein for the approval of this Plan.

Section 9. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Company who are not interested persons of the Company, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, (b) the term "majority of the outstanding Advisor Class Shares of the Fund" means the affirmative vote, at a duly called and held meeting of Advisor Class shareholders of that Fund, (i) of the holders of more than 67% or more of the outstanding Advisor Class Shares of that Fund and entitled to vote at such meeting, if the holders of more than 50% of the outstanding Advisor Class Shares of that Fund entitled to vote at such meeting are present (in person or by Proxy) or (ii) of the holders of more than 50% of the outstanding Advisor Class Shares of that Fund entitled to vote at such meeting, whichever is less, and (c) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Section 10. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Company within the meaning of Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Company.

Section 11. This Plan shall not obligate a Fund, the Company or any other person to enter into an agreement with any particular person.

SCHEDULE A

Name of Fund	Annual Amount of Service Fee (as a percentage of average daily net assets)	Date Added

PBHG Growth Fund	0.25%	July 16, 2001

PBHG Emerging Growth Fund	0.25%	July 16, 2001

PBHG Large Cap Growth Fund	0.25%	July 16, 2001

PBHG Select Equity Fund	0.25%	July 16, 2001

PBHG Core Growth Fund	0.25%	July 16, 2001

PBHG Large Cap 20 Fund	0.25%	July 16, 2001

PBHG Large Cap Value Fund	0.25%	July 16, 2001

PBHG Mid-Cap Value Fund	0.25%	July 16, 2001

PBHG Small Cap Value Fund	0.25%	July 16, 2001

PBHG Focused Value Fund	0.25%	July 16, 2001

PBHG Cash Reserves Fund	0.25%	July 16, 2001

PBHG Technology & Communications Fund	0.25%	July 16, 2001

PBHG Strategic Small Company Fund	0.25%	July 16, 2001

PBHG Global Technology & Communications Fund	0.25%	July 16, 2001

PBHG Disciplined Equity Fund	0.25%

PBHG IRA Capital Preservation Fund	0.25%

PBHG New Perspective Fund	0.25%

PBHG REIT Fund	0.25%

PBHG Clipper Focus Fund	0.25%

PBHG Concentrated International Fund	0.25%

Amendment No. 1 to Schedule A

of the Service Plan for the PBHG Funds

This Schedule A to the Service Plan on behalf of the PBHG Funds is amended as of the _________ day of 2001 to add the PBHG IRA Capital Preservation Fund, PBHG Disciplined Equity Fund, PBHG New Perspective Fund, PBHG REIT Fund and PBHG Clipper Focus Fund.

SCHEDULE A

Name of Fund	Annual Amount of Service Fee (as a percentage of average daily net assets)	Date Added

PBHG Growth Fund	0.25%	July 16, 2001

PBHG Emerging Growth Fund	0.25%	July 16, 2001

PBHG Large Cap Growth Fund	0.25%	July 16, 2001

PBHG Select Equity Fund	0.25%	July 16, 2001

PBHG Core Growth Fund	0.25%	July 16, 2001

PBHG Large Cap 20 Fund	0.25%	July 16, 2001

PBHG Large Cap Value Fund	0.25%	July 16, 2001

PBHG Mid-Cap Value Fund	0.25%	July 16, 2001

PBHG Small Cap Value Fund	0.25%	July 16, 2001

PBHG Focused Value Fund	0.25%	July 16, 2001

PBHG Cash Reserves Fund	0.25%	July 16, 2001

PBHG Technology & Communications Fund	0.25%	July 16, 2001

PBHG Strategic Small Company Fund	0.25%	July 16, 2001

PBHG Global Technology & Communications Fund	0.25%	July 16, 2001

PBHG Disciplined Equity Fund	0.25%

PBHG IRA Capital Preservation Fund	0.25%

PBHG New Perspective Fund	0.25%

PBHG REIT Fund	0.25%

PBHG Clipper Focus Fund	0.25%